UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2004

SunTrust Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree Street, N.E. Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 404-588-7165

Item 7.	Financial Statements and Exhibits.
(c) Exhibits. The following exhibit is furnished herewith. Exhibit No. 99.1 Press release.
Item 9.	Regulation FD Disclosure.
SunTrust Banks, Inc. (the "Company") issued the press release furnished as Exhibit 99.1 hereto announcing the resignation of John W. Spiegel as Chief Financial Officer of the Company. Mark A. Chancy will succeed Mr. Spiegel as Chief Financial Officer, and Mr. Chancy's current role of Treasurer will be assumed by Gary Peacock, Jr.
The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: August 10, 2004

SUNTRUST BANKS, INC.
By:	/s/ Kimberly N. Rhodes
Kimberly N. Rhodes Vice President